UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 30, 2005

ImageWare Systems, Inc.

(Exact name of registrant as specified in its charter)

California	001-15757	33-0224167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

10883 Thornmint Road, San Diego, CA		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1                               Registrant’s Business and Operations

ITEM 1.01.                                    Entry into a Material Definitive Agreement.

On September 30, 2005, we entered into a Limited Exclusive License Agreement with Boston Equities Corporation, a Nevada corporation.  The material terms of the agreement include the following:

•                  We granted a perpetual license to use patent number 5,577,179, entitled “Image Editing System,” within the following fields of use: (a) computer video and web conferencing, and (b) cellular phone applications.

•                  Boston Equities Corporation has the right to sublicense the patent only in the computer video and web conferencing fields of use.

•                  The perpetual license is subject to the parties’ rights to terminate the license, including our right to terminate the license for cause.

•                  Boston Equities Corporation must pay to us $500,000, $50,000 upon signing the agreement and $450,000 by December 1, 2005.  In addition, Boston Equities Corporation must pay to us 35% of all consideration it receives from the sublicense of the patent.

•                  We reserved the right to license the patent in any other field of use.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a California corporation

Date: October 6, 2005	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell,
Chief Financial Officer